Exhibit 10.02



               SIXTH AMENDMENT TO CREDIT AGREEMENT

          THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into as of February 19, 2002 (the "Effective Date"), by and among CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Borrower"), the other Credit Parties signatory to the Credit Agreement described below (collectively, together with the Borrower, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                      W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties and Lender are parties to that certain Credit Agreement, dated as of October 24, 2001 (as amended to the date hereof, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which Lender has committed to make certain loans to Borrower upon the terms and conditions set forth therein; and

          WHEREAS, Borrower, the other Credit Parties and Lender desire to modify the Credit Agreement in certain respects in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

          1. Waiver. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 8 below, the Lender hereby waives any Default or Event of Default arising under Sections 6.1, 6.2, 6.4, 6.5 and 6.8 of the Credit Agreement solely as a result of (a) the formation of CFL Holding Ltd, an Alberta corporation ("CFLH") as a new Subsidiary of CF Delaware and the issuance of stock by CFLH to CF Delaware in connection therewith, and (b) CF Delaware's exchange of shares of Canadian Freightways, Ltd. with CFLH for shares of CFLH prior to the date hereof, without Lender's prior written consent. Lender hereby further waives any Default or Event of Default (i) arising under Sections 4.1 and paragraph (f) of Annex C as a result of the failure by Borrower to give Lender timely notice of any of the foregoing Events of Default described in the immediately preceding sentence and (ii) solely for the period commencing on December 31, 2001 and ending on the Effective Date, any Default or Event of Default resulting from the failure of Borrower to meet the Minimum EBITDA financial covenant in paragraph (c) of Annex D solely for the Fiscal Quarter ending December 31, 2001, as such financial covenant is in effect immediately prior to the date of this Amendment.

          2. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 8 below, the Credit Agreement is hereby amended as follows:


               (A) Section 1.2(b)(ii) to the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following amended Section 1.2(b)(ii) to read in its entirety as follows:


                    (ii) Immediately upon receipt by any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party of: (i) the proceeds of any Asset Disposition by such Credit Party or such Subsidiary (excluding (x) proceeds received by CF Delaware from any sales of accounts receivables and related rights made prior to an Incipient Termination Event or a Termination Event by CF Delaware to the Receivables Subsidiary pursuant to the Receivables Sale and Contribution Agreement and (y) proceeds received by one or more of the SPE Subsidiaries in connection with their formation and proceeds received by CF Delaware in connection with the transfer of the Conveyed Properties by CF Delaware to one or more of the SPE Subsidiaries), other than (1) the proceeds from Real Property Asset Dispositions occurring after the Sixth Amendment Effective Date, provided that the aggregate amount of net proceeds from all such Real Property Asset Dispositions does not at any time exceed $5,000,000, and (2) the proceeds from any other Asset Dispositions that individually are not in excess of $100,000; or
               (iii) the proceeds of any sale of Stock of any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party (excluding any sale of Stock from the SPE Subsidiaries to any Credit Party in connection with the formation of the SPE Subsidiaries), Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment  shall  be applied in  accordance  with
               Section 1.2(c) below.


               (B) Section 1.2(b)(iii) to the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following amended Section 1.2(b)(iii) to read in its entirety as follows:


                    (iii)  If any Credit Party or any Foreign  or
               Domestic Subsidiary of any Credit Party (1) issues any Stock or debt securities (other than Excluded Debt Securities), or (2) incurs any Funded Debt (other than Excluded Funded Debt), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to (x) in the case of any issuance of Stock, one hundred percent (100%) of all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, and (y) in the case of any issuance of debt securities or the incurrence of any Funded Debt, fifty percent (50%) of all such proceeds, net of underwriting discounts and commissions (in the case of the issuance of any debt securities) and other reasonable costs paid to non-Affiliates in connection therewith, provided, however, that no such prepayment of Loans shall be required pursuant to clause (y) of this Section 1.2(b)(iii) if at the time of receipt of such proceeds, the Revolving Loan Commitment has been permanently reduced to $25,000,000 or less. Any such prepayment shall be applied in accordance with
               Section 1.2(c) below.


               (C) Section 1.4(a) to the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following amended Section 1.4(a) to read in its entirety as follows:


                    (a) Borrower shall pay interest to Lender in arrears on each applicable Interest Payment Date at a rate per annum for each day during the calculation period related to such Interest Payment Date equal to the greater of (i) the Index Rate as then in effect plus the Applicable Revolver Index Margin as then in effect and (ii) ten percent (10%), computed in either case on the aggregate principal amount of Loans outstanding from time to time.

               (D)   Section  5.10  to  the Credit  Agreement  is
          hereby   amended   by   deleting   said   Section   and
          substituting in lieu thereof the following new  Section
          5.10 to read in its entirety as follows:

                    Section 5.10 Additional Subsidiary Guarantors. Promptly (and in any event within five (5) Business Days) after the creation or acquisition of any Domestic Subsidiary of Borrower (other than the Receivables Subsidiary and the SPE Subsidiaries), Borrower shall cause to be executed and delivered, (i) by such new Domestic Subsidiary, a supplement to the Subsidiary Guaranty in substantially the form of Schedule 1 to the Subsidiary Guaranty, (ii) by such new Subsidiary, an Acknowledgement to the Security Agreement in substantially the form of Exhibit B to the Security Agreement, and (iii) such other related documents (including closing certificates and legal opinions) as Lender may reasonably request, all in form and substance reasonably satisfactory to Lender.

               (E) Section 6.1 to the Credit Agreement is hereby amended by deleting the word "or" from the end of clause (iii) and adding the word "or" to the end of clause (iv) and adding a new clause (v) to read in its entirety as follows:

                    (v)  the formation of the SPE Subsidiaries.

               (F) Section 6.2 to the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (h) and adding the word "and" to the end of clause (i) and adding a new clause (j) to read in its entirety as follows:

                    (j)   Credit Parties may invest up to  $1,000
               in  each  of  the SPE Subsidiaries.   The  Bayview
               Letter of Credit shall also constitute permitted investments under this Section 6.2.

               (G) Section 6.3 to the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (m) and adding the word "and" to the end of clause (n) and adding a new clause (o) to read in its entirety as follows:

                    (o) Indebtedness for borrowed money incurred by one or more of the SPE Subsidiaries from Bayview and any reimbursement obligations incurred by Borrower in respect of any Bayview Letters of Credit or other Letters of Credit (as defined in the Letter of Credit Agreement) issued after the date hereof in favor of Bayview as required under the Bayview Commitment Letter (each such
               Indebtedness being herein called a "Bayview Indebtedness"), provided that (i) the aggregate outstanding principal amount of all Bayview Indebtedness shall not exceed $45,000,000 plus any capitalized fees at any one time, (ii) the terms and conditions of all Bayview Indebtedness, including, without limitation, the interest, fees, other charges and payments of principal to be paid by the SPE Subsidiaries to Bayview under any notes, instruments or other documents from time to time evidencing any or all of the Bayview Indebtedness, are substantially the same as those set forth in the Bayview Commitment Letter, (iii) the form and substance of any note, instrument or other documents from time to time evidencing the Bayview Indebtedness shall be substantially the same as set forth as Exhibit B to the Sixth Amendment to Credit Agreement, (iv) all Bayview Indebtedness shall be secured only by Liens on assets of the SPE Subsidiaries permitted under
               Section 6.7(g), (v) the scheduled final maturity of all Bayview Indebtedness shall be at least fifteen years from the date of funding of the initial advance of funds pursuant to the Bayview Commitment Letter, and (vi) the proceeds of such Bayview Indebtedness shall be used to finance the transfer and lease-back transaction permitted under the proviso to Section 6.8(i) and closing costs and fees payable on account of the Bayview Commitment Letter.

               (H) Section 6.6 to the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (e) and adding the word "and" to the end of clause (f) and adding a new clause (g) to read in its entirety as follows:

                    (g) for unsecured Guaranteed Indebtedness  of
               Borrower and CF Delaware incurred as a result of the guaranty by Borrower and CF Delaware of any Bayview Indebtedness to the extent such Bayview Indebtedness is permitted under Section 6.3(o).

               (I) Section 6.7 to the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (e) and adding the word "and" to the end of clause (f) and adding a new clause (g) to read in its entirety as follows:

                    (g) Liens granted by any SPE Subsidiaries in favor of Bayview in the Conveyed Property and any other assets (including real property) owned by the SPE Subsidiaries securing any Bayview
               Indebtedness to the extent such Bayview Indebtedness is permitted under Section 6.3(o), provided that such Liens do not attach to any of the Collateral, the "Collateral" (as such term is defined in the Letter of Credit Agreement) or the Receivables.

               (J) Section 6.8 to the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (g) and adding the word "and" to the end of clause (h) and adding a new clause (i) to read in its entirety as follows:

                    (i) the transfer of the Conveyed Properties or any other real property (provided that such real property does not constitute any of the Collateral, the "Collateral" (as such term is defined in the Letter of Credit Agreement) or the Receivables), by CF Delaware to CFCD 2002 LLC, a Delaware limited liability company ("CFCD 2002 LLC"), and the lease-back of such Conveyed Properties or other real property (provided that such real property does not constitute any of the Collateral, the "Collateral" (as such term is defined in the Letter of Credit Agreement) by CFCD 2002 LLC to CF Delaware provided that (a) the aggregate rent paid or payable by CF Delaware under all such lease-back transactions does not exceed an amount equal to the aggregate fixed monthly payment of principal and interest under all  of  the Bayview Indebtedness permitted  under
               Section 6.3(o), subject to adjustments based on changes in the consumer price index as set forth in the leases between CF Delaware and CFCD 2002 LLC, (b) all such rent shall be used by the SPE Subsidiaries to pay such principal and interest when due and (c) the proceeds received by CF
               Delaware from CFCD 2002 LLC in connection with such transfer made (i) on the Sixth Amendment Effective Date, shall be used by CF Delaware to create additional Net Availability under and as defined in the Letter of Credit Agreement, and
               (ii) after the Sixth Amendment Effective Date, to be used by CF Delaware for working capital and general corporate purposes.

               (K) Section 6.18 to the Credit Agreement is hereby amended by adding a sentence to the to the end of Section 6.18 to read in its entirety as follows:

                    Subject to compliance with all of the terms and conditions set forth in the Sixth Amendment to Credit Agreement and the compliance with all of the covenants contained in the Credit Agreement, as amended by the Sixth Amendment to Credit Agreement, Lender hereby agrees that this Section 6.18 shall not prohibit (i) the incurrence by any SPE Subsidiary of any Bayview Indebtedness to the extent permitted to be incurred under
                    Section 6.3(o) and (ii) the formation by CF Delaware of the SPE Subsidiaries.

               (L) Section 8.1 to the Credit Agreement is hereby amended by adding a new subsection (p) and a new subsection (q) to read in their entirety as follows:

                    (p) A drawing is made by Bayview under any Bayview Letter of Credit.

                    (q)  A  default  or breach occurs  under  any
               agreement, document or instrument relating to any Bayview Indebtedness that is not cured within the applicable grace period therefor and such default or breach (i) involves the failure to make any payment when due in respect of such Bayview Indebtedness or (ii) causes, or permits any holder of such Bayview Indebtedness to cause, such Bayview Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder.

               (M)    Disclosure  Schedule  3.8  to  the   Credit
          Agreement is hereby amended by adding to such schedule the following Subsidiaries:


                    CF MovesU.com Incorporated, a Delaware
                    corporation
                    CFCD 2002 Member LLC, a Delaware limited liability company
                    CFCD 2002 LLC, a Delaware limited liability company
                    CFL Holding Ltd., an Alberta corporation


               (N) Annex A to the Credit Agreement is hereby amended by deleting therefrom definitions of "Applicable Revolver Index Margin," "Borrowing Base,"
          "Commitment Termination Date," "Guarantors," "Index Rate," and "Subsidiary Guaranty" in their entirety and substituting the following amended definitions of such terms in lieu thereof:


                    "Applicable Revolver Index Margin" means  the
               per  annum  interest rate equal  to  five  percent
               (5%).


                    "Borrowing Base" shall mean, as of  any  date
               of determination by Lender, from time to time, an amount equal to the sum of (a) forty-two percent (42%) of the Appraised Value of Eligible Mortgaged Property less (b) any and all Reserves established by Lender at such time including, without limitation, Reserves for environmental remediation costs, accrued but unpaid taxes, insurance and other Charges and expenses pertaining to such Mortgaged Property. Notwithstanding the foregoing, irrespective of whether any of the conditions in Section 2 have been satisfied, the Borrowing Base shall not at any time exceed an amount equal to $42,000,000 less the following amounts (x) the total amount of any mandatory prepayments required to be made pursuant to
               Section 1.2(b)(ii) as a result of the consummation from time to time of any Asset Dispositions, (y) the total amount of any mandatory prepayments required to be made pursuant to Section 1.2(b)(iii) as a result of any issuance from time to time of Stock and (z) the total amount of any mandatory prepayments required to be made pursuant to Section 1.2(b)(iii) as a result of the issuance from time to time of any debt securities or the incurrence from time to time of any Funded Debt, provided, however, that the amount in this clause
               (z) shall be deemed to be Zero Dollars ($0) if at the time of receipt of the proceeds from the issuance of such debt securities or the incurrence of such Funded Debt, the Revolving Loan Commitment is then equal to or less than $25,000,000.


                    "Commitment  Termination  Date"   means   the
               earliest of (a) February 18, 2004, (b) the date of termination of Lender's obligation to make Revolving Credit Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and other Obligations (other than Letter of Credit Obligations and Other Secured Obligations) and the permanent reduction of the Revolving Loan Commitment to zero dollars ($0).


                    "Guarantors"  means each Domestic  Subsidiary
               of Borrower (other than the Receivables Subsidiary and SPE Subsidiaries) and each other Person, if any, which executes a guarantee or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement and the other Loan Documents.


                    "Index  Rate" means, for any day, a  floating
               rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.


                    "Subsidiary   Guaranty"   shall   mean    the
               Subsidiary Guaranty, dated as of April 27, 2001, executed by all Domestic Subsidiaries of Borrower (other than the Receivables Subsidiary and SPE Subsidiaries) in favor of Lender.


               (O) Annex A to the Credit Agreement is hereby further amended by adding in alphabetical order the following definitions:

                    "Bayview"   shall   mean  Bayview   Financial
               Trading Group, L.P., together with its successors and assigns.

                    "Bayview  Commitment Letter" shall mean  that
               certain commitment letter dated as of January 18, 2002 from Bayview to Borrower, as amended by that certain letter amendment dated as of February 1, 2002 from Bayview to Borrower and that certain letter amendment dated as of February 7, 2002 from Bayview to Borrower, and without giving effect to any other amendments, supplements, replacements or restatements thereof or thereto that have not been consented to in writing by Lender.

                    "Bayview Indebtedness" shall have the meaning
               ascribed to such term in Section 6.3(o).

                    "Bayview  Letters  of Credit"  shall  mean  ,
               collectively,  those  certain  Letters  of  Credit
               issued by Lender under the Letter of Credit Agreement to Bayview on the Sixth Amendment Effective Date and identified on Schedule 1 to the Sixth Amendment to Credit Agreement, to secure a portion of (i) the principal and interest payments owing by the SPE Subsidiaries to Bayview in respect of the Bayview Indebtedness and (ii) the obligations of the SPE Subsidiaries in respect of real estate taxes or property or casualty insurance covering the Conveyed Properties..

                    "Conveyed Properties" shall mean and  include
               the real properties listed on Schedule 2 to the Sixth Amendment to Credit Agreement, together with all buildings and improvements located thereon and all fixtures, equipment and appliances used in the operation of such buildings as buildings, including heating and air conditioning systems and other building systems used to provide utility services, heating, air conditioning and ventilation, life safety, or other services thereto, but excluding the trucks, forklifts, scales, computers, trade signage showing any Credit Party's name, and other personal property which is part of any Credit Party's business operations being conducted on such real properties or accounts receivable arising from any Credit Party's business operations being conducted on such real properties.

                    "Excluded  Debt  Securities" means  (a)  debt
               securities issued by one or more of the SPE Subsidiaries to Bayview evidencing any Bayview
               Indebtedness incurred in accordance with Section 6.3(o) and (b) debt securities issued by any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party evidencing the obligations of such Person or Persons under the Canadian Credit Facility, provided, however, that to the extent any or all of such debt securities evidence obligations of any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party to repay an aggregate outstanding principal amount of Indebtedness in excess of Cnd$6,500,000, such debt securities to the extent of such excess shall not be deemed to be "Excluded Debt Securities" within the meaning of this definition.

                    "Excluded Funded Debt" means (a) any  Bayview
               Indebtedness incurred in accordance with Section 6.3(o), and (b) any Indebtedness incurred by any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party under the Canadian Credit Facility, provided, however, that to the extent the aggregate outstanding principal amount of such Funded Debt at any time exceeds Cnd$6,500,000, such Funded Debt to the extent of such excess shall not be deemed to be "Excluded Funded Debt" within the meaning of this definition.


                    "SPE  Subsidiaries" shall mean, collectively,
               CFCD 2002 Member LLC, a Delaware limited liability company, and CFCD 2002 LLC, a Delaware limited liability company.


                    "Sixth  Amendment Effective Date" shall  mean
               February 19, 2002.


                    "Sixth  Amendment to Credit Agreement"  shall
               mean that certain Sixth Amendment to Credit Agreement dated as of February 19, 2002 by and among Borrower, the other Credit Parties signatory thereto and Lender.


               (P) Annex D to the Credit Agreement is hereby amended by deleting such annex in its entirety and replacing it with a new Annex D in the form attached hereto as Exhibit A.

          3. No Other Amendments. Except for the waiver expressly set forth and referred to in Section 1 and the amendments expressly set forth and referred to in Section 2, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended or shall be construed to be a novation of any of the Credit Agreement or to affect, modify or impair the continuity or perfection of the Lenders Liens under the Collateral Documents. Without limiting the generality of the foregoing, the parties hereto hereby acknowledge and agree that this Amendment is not intended to nor shall it be construed as waiving any Default or Event of Default that now or hereafter may exist as a result of any transactions between or among CFLH and CF Delaware, except for those transactions specifically described in clauses (a) and (b) of
Section 1 of this Amendment.

          4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Lender that: (a) this Amendment has been duly authorized, executed and delivered by Borrower and each other Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date,
(c) after giving effect to this Amendment, all of the representations and warranties made by Borrower and each other Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date) and (d) the Credit Parties have provided GE Capital with a true, correct and complete copy of the Bayview Commitment Letter and no amendment, supplement, replacement or restatement thereof or thereto has been made except as reflected in the copy of the Bayview Commitment Letter delivered to GE Capital. Any breach in any material respect by Borrower or any other Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Credit Agreement.

          5. Ratification and Acknowledgment. Borrower and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Loan Documents to which Borrower or any other Credit Party is a party), effective as of the date hereof.

          6. Estoppel. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower or any Credit Party as against Lender with respect to the obligations of Borrower or any Credit Party to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.

          7.   Release of Additional Mortgaged Properties.
Lender hereby agrees to promptly release its Lien on the Additional Mortgaged Property located at 11888 Mission Boulevard, Mira Loma, California upon a permanent reduction in the Revolving Loan Commitment to $35,000,000 or less, provided that no Default or Event of Default then exists. Lender hereby further agrees to promptly release its Lien on the Additional Mortgaged Properties located at 918 Del Paso Road, Sacramento, California, and 6767 West 75th Street, Chicago, Illinois upon a permanent reduction in the Revolving Loan Commitment to $25,000,000 or less, provided that no Default or Event of Default then exists.

          8. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent receipt by the Lender of the following, in each case, in form and substance satisfactory to Lender:

          (a) this Amendment, duly executed, completed and delivered by Borrower and each other Credit Party.

          (b)   the Sixth Amendment to Credit Agreement/Fee
Letter dated the date hereof, duly executed, completed and delivered by Borrower and Lender.

          (c) a copy of the fully executed and effective notes, mortgages, deeds of trust or other instruments entered into as of the Sixth Amendment Effective Date by and among Bayview and any SPE Subsidiary.

          (d) evidence that, as of the Effective Date, the SPE Subsidiaries shall have incurred not less than $20,000,000 in Bayview Indebtedness in accordance with the terms of Section 6.3(o) of the Credit Agreement as amended hereby and evidence satisfactory to Lender that net proceeds of such Bayview Indebtedness shall have been applied or used in accordance with the requirements of Section 6.3(o) and Section 6.8(i)(c)(i) of the Credit Agreement as amended hereby.

          (e) evidence of the issuance of (i) that certain Letter of Credit in the face amount of $20,000,000 to United States Fidelity and Guaranty, Co. and (ii) the Bayview Letters of Credit, each issued pursuant to the Letter of Credit Agreement.

Upon the effective date of this Amendment, all of the waivers set forth in Section 1 and the amendments set forth in Section 2 of this Amendment shall become effective as of the effective date of this Amendment.

          9. Reimbursement of Expenses. Borrower and each of the other Credit Parties hereby agree that Borrower and each of the other Credit Parties shall reimburse Lender on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by Lender in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

          10.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID
STATE.

          11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          12. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

          13. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.



 [Remainder of page intentionally blank; next page is signature page]


          IN  WITNESS WHEREOF, the parties have caused this Sixth
Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWER:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title: Executive Vice President and
                         Chief Financial Officer
                         LENDER:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By /s/Craig Winslow
                         Name:     Craig Winslow
                         Its Duly Authorized Signatory

                         CREDIT PARTIES:

                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                    Chief Financial Officer

                         CF AIRFREIGHT CORPORATION


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                    Chief Financial Officer

                         REDWOOD SYSTEMS, INC.


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                    Chief Financial Officer

                         LELAND JAMES SERVICE CORPORATION


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                         Chief Financial Officer

                         CF MOVESU.COM INCORPORATED


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
               Title: Executive Vice President and
                     Chief Financial Officer
                            EXHIBIT A

                     ANNEX D (Section 6.10)
                               to
                        CREDIT AGREEMENT

                       FINANCIAL COVENANTS

          (a) Minimum Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the period set forth below of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          for the Rolling Period      0.20 to 1.00
          ending September 30,
          2001

          for the Rolling Period      0.01 to 1.00
          ending December 31, 2001

          for the three month        -1.00 to 1.00
          period ending March 31,
          2002

          for the sixth month        -0.10 to l.00
          period ending June 30,
          2002

          for the nine month          0.50 to 1.00
          period ending September
          30, 2002

          for the Rolling Period      0.80 to 1.00
          ending December 31, 2002

          for the Rolling Period      1.70 to 1.00
          ending on each Fiscal
          Quarter thereafter



          (b) Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Borrower and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Borrower and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Borrower during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Borrower).

          (c) Minimum EBITDA. Borrower and its Subsidiaries shall have on a consolidated basis, for each period set forth below, an EBITDA for such period of not less than the following:

          Fiscal Quarter            Minimum EBITDA

          for the Rolling Period    $8,000,000
          ending September 30,
          2001

          for the Rolling Period    -$3,200,000
          ending December 31, 2001

          for the three month       -$7,900,000
          period ending March 31,
          2002

          for the sixth month       $5,600,000
          period ending June 30,
          2002

          for the nine month        $24,400,000
          period ending September
          30, 2002

          for the Rolling Period    $43,800,000
          ending December 31, 2002

          for the Rolling Period    $80,000,000
          ending on each Fiscal
          Quarter thereafter



          (d) Maximum Capital Expenditures. Borrower and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Borrower and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:



          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



          Capitalized  terms  used  in  this  Annex  D  and   not
otherwise  defined  below  shall  have  the  respective  meanings
ascribed  to  them in Annex A to this Agreement.   The  following
terms shall have the respective meanings set forth below:

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Borrower or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under Section 6.3, provided that on or prior to the date of incurrence of such Term Debt, Borrower has furnished to Lender a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the
Borrower, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex D, (iii) any Capital Expenditures incurred by the Borrower in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex D, (iv) any purchase by the Borrower or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Borrower or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Borrower in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Borrower or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Borrower has furnished to Lender a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Borrower and Lender may agree in writing to exclude.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Borrower and its Subsidiaries from the sale of its Portland, Oregon administrative complex and (v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance  with GAAP, but without duplication.  For purposes  of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal or implied principal with respect to Indebtedness (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt, any Vancouver Secured Debt or any Bayview Indebtedness) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions (as such term is defined in the Letter of Credit Agreement).

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of
(x) EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

          "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Rolling  Period"  shall mean, as of  the  end  of  any
Fiscal   Quarter,  the  immediately  preceding  four  (4)  Fiscal
Quarters, including the Fiscal Quarter then ending.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date,
(x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

          Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Loan Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Loan Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.